Exhibit 23.3

CONSENT OF STATE CERTIFIED GENERAL APPRAISER

I hereby consent to the use in this Registration Statement on Form S-1 (No. 333-219895) of the firm ‘Commercial Investment Appraisers’ under the caption ‘Appraiser’ in such Registration Statement of Korth Direct Mortgage LLC.

/s/ Christopher A. Rolly
Christopher A. Rolly, MAI, President
Cert Gen RZ1743

Altamonte Springs, Florida 32701
September 25, 2017